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                                                                  Exhibit(a)(10)

Wednesday November 11, 9:44 am Eastern Time

Keithley to buy back up to 2 mln
shares

CLEVELAND, Nov 11 - Keithley Instruments Inc.
said Wednesday it plans to buy back up to 2 million shares, or about 40 percent of its outstanding common stock, through a "Dutch auction."

Shareholders will be allowed to tender shares at prices not exceeding $7 per share and not less than $5.75 per share, Keithley said in a statement.

A majority of the stock purchased through the tender offer will be bought with available cash from the sale of two units, it said.

Following the tender, the company intends to buy back an additional "unspecified" number of shares on the open market, a company spokeswoman said.

"The repurchase program will have no impact on our new product development programs," the company said.

Keithley makes electronic test and measurement instruments and data acquisition software. Its shares last traded at 5-5/8 on the New York Stock Exchange.